OrthoPediatrics Corp. Reports Third Quarter 2019 Financial Results

Record quarterly revenue of $20.7 million, up 31.1% year-over-year

WARSAW, Indiana, November 7, 2019 — OrthoPediatrics Corp. (“OrthoPediatrics”) (NASDAQ:KIDS), a company focused exclusively on advancing the field of pediatric orthopedics, announced today its financial results for the third quarter ended September 30, 2019.

Third Quarter & Recent Highlights
•Increased total revenue to $20.7 million for third quarter 2019, up 31.1% from $15.8 million in third quarter 2018
•Generated positive Adjusted EBITDA of $703 thousand for third quarter 2019, up from negative $127 thousand in third quarter 2018
•Increased the domestic sales organization to 158 consultants up 21.5% from third quarter 2018
•Deployed $13.7 million of consignment sets year-to-date, up 29.0% compared to $10.6 million in the same period prior year
•Launched two new Cannulated Screw Systems for treating patients with fractures and fusions in September after receiving FDA 510(k) clearance in July
•Received FDA approval for the PediFoot surgical system in August
•Updated full year 2019 revenue guidance from growth in the range of 23%-25% to 24%-25%

Mark Throdahl, President and Chief Executive Officer of OrthoPediatrics, commented, “We continue to execute all our key growth initiatives successfully, driving record revenue of $20.7 million and more than 31% growth year-over-year. Our third quarter revenue reflects sustained momentum as we scale our domestic and international businesses, which grew 35% and 16%, respectively, in the quarter. All three of our businesses supported this growth, with Trauma and Deformity growing 31%, Scoliosis growing 29%, and Sports Medicine/Other growing 90%. We expanded our Total Addressable Market with the recent acquisition of Orthex and are most encouraged by the sales growth and surgeon conversions during the first full quarter we owned this business. This demonstrates our ability to integrate a major acquisition and validates our conviction that this innovative external fixation technology will thrive in the hands of our focused pediatric sales force. We are maintaining our target of $15-$17 million in consignment sets for the year and are anticipating continued benefits from Orthex and pending launch of PediFoot later this year.”

Mr. Throdahl continued, “We remain committed to an exclusive focus on the pediatric market and are extremely confident that we will sell the adult Vilex business by year-end, thus recouping a meaningful portion of our initial investment. We believe our growing sales force will support increased sales of Orthex and will drive the adoption of new products and sets. Furthermore, we are encouraged by consistent physician feedback—from experienced and newly trained surgeons alike—that confirms the importance of our clinical education programs. Finally, we are pleased that we continue to produce

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improved operating metrics, including increasing gross margin to 77% and turning adjusted EBITDA to a positive $703 thousand. With our substantive progress year-to-date, we remain on track for another year of strong growth that supports our updated revenue guidance of 24-25%.”

Third Quarter 2019 Financial Results (Including Orthex)
Total revenue for the third quarter of 2019 was $20.7 million, a 31.1% increase compared to $15.8 million for the same period last year. U.S. revenue for the third quarter of 2019 was $16.8 million, a 35.1% increase compared to $12.4 million for the same period last year, representing 80.9% of total revenue. International revenue was $4.0 million, a 16.5% increase compared to $3.4 million for the same period last year, representing 19.1% of total revenue.

Trauma and Deformity revenue for the third quarter of 2019 was $13.8 million, a 31.0% increase compared to $10.6 million for the same period last year. Scoliosis revenue was $6.5 million, a 28.7% increase compared to $5.0 million for the third quarter of 2018. Sports Medicine/Other revenue for the third quarter of 2019 was $0.4 million, an 89.6% increase compared to $0.2 million for the same period last year.

Gross profit for the third quarter of 2019 was $15.9 million, a 32.7% increase compared to $12.0 million for the same period last year. Gross profit margin for the third quarter of 2019 improved to 76.6%, compared to 75.7% for the same period last year.

Total operating expenses for the third quarter of 2019 were $17.4 million, a 32.6% increase compared to $13.1 million for the same period last year. The increase in operating expenses was driven by a 49.0% increase in general and administration, a 22.7% increase in sales and marketing, and a 24.4% increase in research and development. Operating loss for the quarter was ($1.5) million compared to ($1.2) million for the same period last year.

Net interest expense for the third quarter of 2019 was $1.3 million, compared to $0.6 million for the same period last year.

Net loss from continuing operations for the third quarter of 2019 was ($2.9) million, compared to ($1.9) million for the same period last year. Total net loss including discontinued operations for the third quarter of 2019 was ($2.7) million, or ($0.18) per basic and diluted share attributable to common stockholders compared to ($1.9) million, or ($0.15) per basic and diluted share for the same period last year.

Adjusted EBITDA for the third quarter of 2019 was $0.7 million as compared to ($0.1) million for the third quarter of 2018. The change was primarily driven by the increase in revenue and associated gross margin. See below for additional information and a reconciliation of non-GAAP financial information.

The weighted average number of diluted shares outstanding for the three-month period ended September 30, 2019 was 14,639,020 shares.

In the third quarter of 2019, we had 158 sales representatives, including Orthex, up 21.5% compared to 130 in the same period of 2018.

Purchases of property and equipment during the third quarter of 2019 were $2.0 million, which compared to $1.1 million for the same period last year. This investment reflects the deployment of consigned sets, which includes product specific instruments and cases and trays. Including the implants, $1.7 million of consigned sets were deployed during the third quarter of 2019, compared to $2.3 million during the third quarter of 2018.

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As of September 30, 2019, cash and cash equivalents were $19.7 million, compared to $21.9 million as of June 30, 2019, and the Company had approximately $51.2 million in total outstanding indebtedness, with no balance outstanding under the revolving credit facility.

Full Year 2019 Financial Guidance
OrthoPediatrics is providing updated financial guidance for the full year 2019, as follows:
•Revenue growth in a range of 24% to 25% year-over-year, updated from prior guidance of 23% to 25%
•Consigned set investments in a range of $15.0 million to $17.0 million, unchanged from prior guidance

Conference Call
OrthoPediatrics will host a conference call on Friday, November 8, 2019 at 8:00 a.m. ET to discuss its financial results. The dial-in numbers are (855) 289-4603 for domestic callers and (614) 999-9389 for international callers. The conference ID number is 4339445. A live webcast of the conference call will be available online from the investor relations page of the OrthoPediatrics’ corporate website at www.orthopediatrics.com.

A replay of the webcast will remain available on OrthoPediatrics’ website, www.orthopediatrics.com, until the Company releases its fourth quarter and full year 2019 financial results. In addition, a telephonic replay of the conference call will be available until November 15, 2019. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The replay conference ID number is 4339445.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the SEC on March 7, 2019. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

Use of Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of Adjusted EBITDA, which differs from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA in this release represents net loss from continuing operations, plus interest expense, net plus other expense, depreciation and amortization, stock-based compensation expense, accelerated vesting of restricted stock upon our IPO, and acquisition related costs. Adjusted EBITDA is presented because the Company believes it is a useful indicator of its operating performance. Management uses the metric as a measure of the Company’s operating performance and for planning purposes, including financial projections. The Company believes this measure is useful to investors as supplemental information because it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry. The Company believes Adjusted EBITDA is useful to its management and investors as a measure of comparative operating performance from period to period.

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Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, the measure is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as debt service requirements, capital expenditures and other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and other potential cash requirements. In evaluating Adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The Company’s presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using Adjusted EBITDA on a supplemental basis. The Company’s definition of this measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. The schedules below contain a reconciliation of Net Loss from continuing operations to non-GAAP Adjusted EBITDA.

About OrthoPediatrics Corp.
Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on advancing the field of pediatric orthopedics. As such it has developed the most comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets 31 surgical systems that serve three of the largest categories within the pediatric orthopedic market. This offering spans trauma and deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and 43 countries outside the United States.

Investor Contacts
The Ruth Group
Tram Bui / Emma Poalillo
(646) 536-7035 / 7024
tbui@theruthgroup.com / epoalillo@theruthgroup.com

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands, Except Share Data)

	September 30, 2019	December 31, 2018

ASSETS
Current assets:
Cash	$19,669	$60,691
Accounts receivable - trade, less allowance for doubtful accounts of $365 and $134, respectively	14,182	8,999
Inventories, net	34,533	25,708
Notes Receivable	545	502
Prepaid expenses and other current assets	1,623	1,256
Assets held for sale	38,168	—
Total current assets	108,720	97,156

Property and equipment, net	21,532	12,768

Other assets:
Amortizable intangible assets, net	10,200	1,921
Goodwill	10,732	—
Other intangible assets	2,240	260
Total other assets	23,172	2,181

Total assets	$153,424	$112,105

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	$7,746	$3,971
Accrued compensation and benefits	3,858	3,552
Current portion of long-term debt with affiliate	123	118
Short term debt with affiliate	30,000	—
Current liabilities held for sale	3,085	—
Other current liabilities	1,372	1,576
Total current liabilities	46,184	9,217

Long-term liabilities:
Long-term debt with affiliate, net of current portion	21,090	21,156
Other long-term liabilities	45	—
Total long-term liabilities	21,135	21,156

Total liabilities	67,319	30,373

Stockholders' equity:
Common stock, $0.00025 par value; 50,000,000 shares authorized; 14,967,128 shares and 14,538,202 shares issued and outstanding as of September 30, 2019 (unaudited) and December 31, 2018	4	4
Additional paid-in capital	210,479	197,442
Accumulated deficit	(123,393)	(115,091)
Accumulated other comprehensive income	(985)	(623)
Total stockholders' equity	86,105	81,732

Total liabilities and stockholders' equity	$153,424	$112,105

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net revenue	$20,744	$15,820	$53,600	$42,991
Cost of revenue	4,849	3,843	13,431	10,825
Gross profit	15,895	11,977	40,169	32,166

Operating expenses:
Sales and marketing	8,771	7,150	22,924	20,005
General and administrative	7,267	4,877	19,448	16,393
Research and development	1,396	1,122	3,843	3,455
Total operating expenses	17,434	13,149	46,215	39,853

Operating loss	(1,539)	(1,172)	(6,046)	(7,687)

Other expenses:
Interest expense	1,297	608	2,232	1,722
Other expense	41	85	78	148
Total other expenses	1,338	693	2,310	1,870

Net loss from continuing operations	(2,877)	(1,865)	(8,356)	(9,557)
Net gain from discontinued operations	213	—	54	—
Net loss	$(2,664)	$(1,865)	$(8,302)	$(9,557)
Net loss attributable to common stockholders	$(2,664)	$(1,865)	$(8,302)	$(9,557)
Weighted average common shares - basic and diluted	14,639,020	12,624,858	14,487,015	12,417,972
Net loss per share attributable to common stockholders - basic and diluted	$(0.18)	$(0.15)	$(0.57)	$(0.77)

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	For the Nine Months Ended September 30,
	2019	2018
OPERATING ACTIVITIES
Net loss	$(8,302)	$(9,557)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,258	2,177
Stock-based compensation	1,896	2,899
Changes in certain current assets and liabilities:
Accounts receivable - trade	(5,126)	(4,077)
Inventories	(6,491)	(5,274)
Prepaid expenses and other current assets	(360)	(214)
Accounts payable - trade	3,680	408
Accrued expenses and other liabilities	11	798
Other	1	(15)
Net cash used in operating activities - continuing operations	(11,433)	(12,855)
Net cash provided by operating activities - discontinued operations	590	—
Net cash used in operating activities	(10,843)	(12,855)

INVESTING ACTIVITIES
Acquisition of Vilex	(49,687)	—
Purchases of licenses	(170)	(195)
Purchases of property and equipment	(10,536)	(5,311)
Net cash used in investing activities	(60,393)	(5,506)

FINANCING ACTIVITIES
Proceeds from issuance of debt with affiliate	30,000	—
Proceeds from exercise of stock options	1,141	326
Payments on mortgage notes	(88)	(84)
Net cash provided by financing activities	31,053	242

NET DECREASE IN CASH	(40,183)	(18,119)

Cash, beginning of year	60,691	42,582
Cash, end of period	20,508	24,463
Less cash of discontinued operations, end of period	839	—
Cash of continuing operations, end of period	$19,669	$24,463

Cash paid for interest	$2,232	$1,722
Transfer of instruments from property and equipment to inventory	$593	$1,061
Acquisition consideration of common shares	$10,000	$—

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ORTHOPEDIATRICS CORP.
NET REVENUE BY GEOGRAPHY AND PRODUCT CATEGORY
(Unaudited)
(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
Product sales by geographic location:	2019	2018	2019	2018
U.S.	$16,785	$12,421	$40,900	$32,532
International	3,959	3,399	12,700	10,459
Total	$20,744	$15,820	$53,600	$42,991

	Three Months Ended September 30,		Nine Months Ended September 30,
Product sales by category:	2019	2018	2019	2018
Trauma and deformity	$13,836	$10,562	$35,740	$29,545
Scoliosis	6,470	5,027	16,594	12,609
Sports medicine/other	438	231	1,266	837
Total	$20,744	$15,820	$53,600	$42,991

ORTHOPEDIATRICS CORP.
RECONCILIATION OF NET LOSS FROM CONTINUING OPERATIONS TO NON-GAAP ADJUSTED EBITDA
(Unaudited)
(In Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss from continuing operations	$(2,877)	$(1,865)	$(8,356)	$(9,557)
Interest expense, net	1,297	608	2,232	1,722
Other expense	41	85	78	148
Depreciation and amortization	1,361	777	3,231	2,177
Stock-based compensation	733	268	1,896	913
Accelerated vesting of restricted stock upon our IPO	—	—	—	1,986
Acquisition related costs	148	—	737	—
Adjusted EBITDA	$703	$(127)	$(182)	$(2,611)

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